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Exhibit 23.1

Consent of Independent Auditors

        The financial statements of Array BioPharma Inc. appearing in the Company's Annual Report (Form 10-K) for the year ended June 30, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

April 20, 2004

/s/ Ernst & Young LLP

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Consent of Independent Auditors